Exhibit 99.1

22nd Century Announces Restructuring of Panacea Investment, Expansion of Cannabis Franchise Capabilities

22nd Century Takes Ownership of Needle Rock Farms, Provides North American Cultivation Base of Operations

BUFFALO, N.Y., July 1, 2021 (GLOBE NEWSWIRE) – 22nd Century Group, Inc. (NYSE American: XXII), a leading plant-based biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco, and hemp/cannabis research, today announced it has signed a definitive agreement to restructure its strategic investment in Panacea Life Sciences, Inc., in line with the ongoing development of 22nd Century’s strategic partnership network.

Under terms of the agreement, 22nd Century’s existing $7 million note in Panacea will be exchanged for ownership of Needle Rock Farms, located in a prime Colorado hemp/cannabis growing location and valued at $2.2 million. The Company will also receive a new $4.3 million note and $500,000 in Panacea equity. The new note is backed by a mortgage on the Panacea Life Sciences operations building located in Golden, CO, appraised at $10.7 million. Panacea will retain certain farm assets under its own nameplate of PANA Organic Botanicals at NeedleRock.

Also under the agreement, $7.0 million in Panacea Life Sciences Series B Preferred Stock held by 22nd Century will be converted into 91 million shares of Exactus, Inc. (OTCQB: EXDI), as part of a business combination transaction via share exchange with Panacea under which Panacea will become publicly traded. The transaction is expected to be immediately accretive to 22nd Century.

“This exchange is an exciting leap forward for 22nd Century as we advance our upstream value chain strategy to bring highly disruptive hemp and cannabis plant lines to market. It is also highly attractive to 22nd Century on a financial basis, creating immediate value, asset-backed future value and potential future liquidity from an existing investment,” said James A. Mish, chief executive officer of 22nd Century Group. “Needle Rock Farms is a world-class farming operation in a prime growing location where we already have plants in the ground toward our goal of revenue recognition from our cannabis franchise in the second half of 2021. We will also retain access to Panacea’s extraction, purification and testing equipment located in Golden, CO for the benefit of our customers.”

“Rapidly growing demand means that mass cultivation is quickly becoming the critical challenge in the cannabis industry. Most existing plant lines do not exhibit the stable genetics, predictable yield or specific composition of cannabinoids required to fully unlock the value of the cannabis industry,” continued Mish. “22nd Century can provide the stable, predictable plant solutions required to achieve true commercial scale, and do so in as little as two years versus 7-10 years through traditional processes.”

About 22nd Century Group, Inc.
22nd Century Group, Inc. (NYSE American: XXII) is a leading plant biotechnology company focused on technologies that alter the level of nicotine in tobacco plants and the level of cannabinoids in hemp/cannabis plants through genetic engineering, gene-editing, and modern plant breeding. 22nd Century’s primary mission in tobacco is to reduce the harm caused by smoking through the Company’s reduced nicotine content tobacco cigarettes – containing 95% less nicotine than conventional cigarettes. The Company’s primary mission in hemp/cannabis is to develop and commercialize proprietary hemp/cannabis plants with valuable cannabinoid profiles and desirable agronomic traits.

Learn more at xxiicentury.com, on Twitter @_xxiicentury, and on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 11, 2021. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Investor Relations & Media Contact:

Mei Kuo

Director, Communications & Investor Relations

22nd Century Group, Inc.

(716) 300-1221

mkuo@xxiicentury.com